                                                                   Exhibit 10.7

                        DATED                     2003

                        (1)   BAE SYSTEMS MARINE LIMITED

                        (2)   BAM ENTERTAINMENT LIMITED




                             ----------------------

                                      LEASE

                             ----------------------




           Relying to Office on the Second floor Upper Borough Court,
                               Barton Court, Bath




                                    EVERSHEDS


                                  Senator House
                            85 Queen Victoria Street
                                 London EC4V 4JL
                               Tel: 020 7919 4500
                               Fax: 020 7919 4919

                                    CONTENTS

CLAUSE                                                                       PAGE
1.    DEFINED TERMS AND INTERPRETATION ...................................     1
   1.3.     Completion of Consents .......................................     4
   1.4.     Third Parties ................................................     4
   1.5.     Consents .....................................................     4
   1.6.     Superior Landlord ............................................     5
   1.7.     Rights and reservations ......................................     5
   1.8.     Lessee's Covenants ...........................................     5
   1.9.     Effect of this Lease .........................................     5
2.    DEMISE, TERM AND RENT ..............................................     5
   2.1.     Rent .........................................................     6
   2.2.     Insurance Rent ...............................................     6
   2.3.     Service Rent .................................................     6
   2.4.     Service Charge ...............................................     6
   2.5.     Additional Rents .............................................     6
3.    LESSEE'S COVENANTS .................................................     7
   3.1.     Payment of Rent ..............................................     7
   3.2.     Outgoings ....................................................     7
   3.3.     Repair .......................................................     7
   3.4.     Statutory Compliance .........................................     8
   3.5.     Common Parts Expenditure .....................................     8
   3.6.     Yielding Up ..................................................     9
   3.7.     Re-Entry .....................................................     9
   3.8.     Landlord's Right to Carry Out Works ..........................    10
   3.9.     Costs ........................................................    10
   3.10.       User ......................................................    10
   3.11.       Alterations ...............................................    11
   3.12.       Signage ...................................................    12
   3.13.       Television and other works ................................    12
   3.14.       Planning ..................................................    12
   3.15.       Provision of Notices to Lessor ............................    12
   3.16.       Dangerous Substances ......................................    13
   3.17.       Re-betting ................................................    13
   3.18.       Refuse ....................................................    13
   3.19.       Alienation ................................................    14
   3.20.       Plate Glass ...............................................    15
   3.21.       Easements and encroachments ...............................    15
   3.22.       Cost of consents ..........................................    16
   3.23.       Superior Lease ............................................    16
4.    LESSOR'S COVENANTS .................................................    16
   4.1.     Pay rents ....................................................    16
   4.2.     Superior Lease ...............................................    16


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
   4.3.     Lessor's insurance ...........................................    16
   4.4.     Insurance rent ...............................................    17
   4.5.     Superior Landlord's issuance .................................    17
5.    PROVISOS ...........................................................    17
   5.1.     Interest .....................................................    18
   5.2.     Forfeiture ...................................................    18
   5.3.     Rent cesser ..................................................    19
   5.4.     Court Order ..................................................    20
6.    RENT REVIEW ........................................................    20
7.    NOTICES ............................................................    20
8.    VALUE ADDED TAX ....................................................    21
Schedules

THIS LEASE made the __day of __________________, 20__

BETWEEN

(1) BAE SYSTEMS MARINE LIMITED (CRN:00229770) whose registered office is at Warwick House, PO Box 87, Farnborough Aerospace Centre, Farnborough, Hampshire, GU14 6YU (hereinafter called "the Lessor")

(2) BAM ENTERTAINMENT LIMITED (CRN:4112030) whose registered office is at 3rd Floor, Upper Borough Court, Upper Borough Walls, Bath (hereinafter called "the Lessee")

WITNESSETH as follows:

1.       DEFINED TERMS AND INTERPRETATION

         1.1. IN THESE PRESENTS WHERE THE CONTEXT SO ADMITS THE FOLLOWING EXPRESSIONS SHALL HAVE THE FOLLOWING MEANINGS:

            "ADDITIONAL RENTS"                a fair and proper proportion, to
                                              be determined by the Lessor acting
                                              reasonably, of all sums reserved
                                              as rent under the Superior Lease
                                              excluding the Head Rent

            "ADJOINING OR NEIGHBOURING        includes the Building other than
            PREMISES"                         the Premises

            "THE COMMON PARTS"                means any entrances entrance halls
                                              lifts (including lift shafts)
                                              stairs passageways landings
                                              lavatory accommodation and other
                                              parts of the Building available or
                                              intended to be available for use
                                              in common by two or more of the
                                              Lessor's or Superior Landlord's
                                              lessees of the Building

            "CONDUCTING MEDIA"                means tanks pipes wires cables
                                              meters drains sewers gutters and
                                              other things of a like nature for
                                              the passage of electricity gas
                                              water soil and other services

            "THE COURT ORDER"                 An Order of the Mayor's and City
                                              of London Court made under section
                                              38(4) of the Landlord and Tenant
                                              Act 1954as amended dated under
                                              Claim Number

            "HEAD RENT"                       the yearly rent from time to time
                                              payable under the Superior Lease

            "THE INSURANCE RENT"              means 36% of the insurance rent
                                              reserved by CLAUSE 2.1 hereof in
                                              the Superior Leases and described
                                              in more detail in the Superior
                                              Lease

            "THE INSURED RISKS"               means fire (including lightning
                                              and thunderbolt) explosion
                                              aircraft impact storm burst pipes
                                              and such further or other risks or
                                              perils (if any) as the Superior
                                              Landlord Lessor may from time to
                                              tune deem it prudent to insure and
                                              have insured the Premises (with or
                                              without other premises) against

            "THE LANDLORD'S PREMISES"         Those premises let to the Landlord
                                              under the Superior Lease known as
                                              Second Floor, Upper Borough Court,
                                              Barton Court, Bath

            "THE LESSOR"                      includes the person or persons for
                                              the time being entitled to the
                                              reversion immediately expectant on
                                              the Term

            "THE LESSEE"                      includes the successors in title
                                              and assigns of the Lessee

            "THE PLANNING ACTS"               means and include the Town and
                                              Country Planning Acts 1962 to 1977

            "THE PREMISES"                    means ALL THOSE the premises
                                              situate on the second floor and
                                              being part of the Building at 1/9
                                              New Bond Street and 1/9 Upper
                                              Borough Walls Bath (hereinafter
                                              called "the BUILDING") as the same
                                              are shown hatched in blue on the
                                              plan attached hereto including the
                                              interior faces and surfaces of the
                                              floors walls and ceilings thereof
                                              and the interior and exterior of
                                              window frames the window glazing
                                              the door frames and the doors (so
                                              far as such floors do not form
                                              part of the Structure or the
                                              Common Parts) together with the
                                              appurtenances the buildings and
                                              other structures and landlord's
                                              fixtures and fittings from time to
                                              time thereof thereon or therein
                                              and any each and every part
                                              thereof respectively and including
                                              all alterations,
                                              additions and improvements made to
                                              them whether before the date of
                                              this Lease or during the Term

            "THE RENT"                        means the rent reserved by CLAUSE
                                              2.1 hereof at the rate from time
                                              to time payable hereunder as
                                              therein and in CLAUSE 6 hereof
                                              provided

            "THE SERVICE CHARGE"              Means 36% service charge rent
                                              RESERVED BY CLAUSE 2.4 HEREOF in
                                              the Superior Lease and described
                                              in more detail in the Superior
                                              Lease

            "THE SERVICE RENT"                Means 36% the service rent
                                              reserved by CLAUSE 2.3 hereof in
                                              the Superior Leases and described
                                              in more detail in the Superior
                                              Lease

            "THE STRUCTURE"                   means the exterior and main
                                              structure of the Building
                                              including the foundations roofs
                                              main walls joists beams timbers
                                              the ceilings and floors thereof
                                              but excluding any false ceilings
                                              all internal plaster and other
                                              finishes of walls or ceilings
                                              (save where internal any Common
                                              Parts) and any floorboards and
                                              floor coverings all window frames
                                              the window glazing the door frames
                                              and doors (both internal and
                                              external)

         1.2. Reference (whether general or specific) to any act of Parliament means such Act of Parliament as for the time being amended modified or replaced by statute and includes all Orders Directions and Regulations for the time being in force made or issued thereunder

                  1.2.1 Words importing the masculine gender shall include the feminine gender and vice versa and words importing the singular shall include the plural and vice versa and words importing persons and all references to persons shall include companies corporations and firms and vice versa

                  1.2.2 if at any time two or more persons are including in the expression on "the Lessee" then covenants herein contained or implied by or on the part of the Lessee shall be deemed to be and shall be construed as covenants entered into by and binding on such persons jointly and severally

            "SUPERIOR LANDLORD"               the landlord of the Superior
                                              Lease, successors in title as
                                              landlord of Lease from time to
                                              time

            "SUPERIOR LANDLORD'S              the obligations, conditions `and
            COVENANTS"                        covenants in he Superior Lease to
                                              be complied with by the Superior
                                              Landlord

            "THE SUPERIOR LEASE"              a lease dated 2 February 1984 and
                                              made between Haslemere Estates
                                              Public Limited Company (1) and
                                              Warship Design Services Limited
                                              (2) and includes all deeds and
                                              documents varying or supplemental
                                              or ancillary to that Lease

            "SUPERIOR TENANT'S COVENANTS"     the obligations, conditions and
                                              covenants in the Superior Lease to
                                              be complied with by the tenant of
                                              the Superior Lease from time to
                                              time

            "THE TERM"                        means the term commencing on and
                                              including the up to an including
                                              25 September 2008

         1.3.     COMPLETION OF CONSENTS

                  Where the consent of the Landlord is required for any assignment, underletting, change of use or alterations, that consent may be given only by the completion of a license executed as a deed containing the terms of the consent agreed between the parties unless the Landlord elects in writing to waive this requirement.

         1.4.     THIRD PARTIES

                  The parties to this Lease do not intend that any of its terms will be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person not a party to it.

         1.5.     CONSENTS

                  Without prejudice to the terms of this Lease, where the consent or approval of the Lessor is required to any act or thing:

                  1.5.1 it will be a condition precedent to the grant of that consent or approval that, if required under the Superior Lease, the consent or approval of Superior Landlord is first obtained; and

                  1.5.2 where the Lessor is under an obligation under this Lease not unreasonably to withhold or delay its consent or approval, the Lessor is, at the cost of the Lessee on a full indemnity basis, to apply for and use all reasonable endeavors to obtain the consent or approval of the Superior Landlord where this is required under the Superior Lease.

         1.6.     SUPERIOR LANDLORD

                  References, however expressed, in this Lease:

                  1.6.1 to any matter which is required to be carried out to the satisfaction or with the approval of the Lessor are to be read as including a requirement that the matter is also to be carried out to the satisfaction or with the approval of the Superior Landlord where this is required under the Superior Lease;

                  1.6.2 to an obligation on the Lessee to pay any costs, fees and expenses incurred by the Lessor in relation to any matter are to be read as including an obligation also to pay all costs, fees and expenses incurred in respect of that matter by the Superior Landlord; and

                  1.6.3 to any indemnity given to the Lessor are to be read as including a separate indemnity to the Superior Landlord.

         1.7.     RIGHTS AND RESERVATIONS

                  Rights of entry and other rights reserved to the Lessor under this Lease may also be exercised by the Superior Landlord and any persons authorized by the Superior Landlord under the Superior Lease.

         1.8.     LESSEE'S COVENANTS

                  Any covenant in this Lease by the Lessee not to do any act matter or thing to the prejudice of or adversely to affect the Lessor is to be read as including an obligation not to do any such act matter or thing to the prejudice of or adversely to affect any Superior Landlord.

         1.9.     EFFECT OF THIS LEASE

                  Nothing in this Lease imposes any obligation on the Superior Landlord to act reasonably in granting any consent or approval or expressing its opinion as to whether any act of the Lessee has been carried out to its satisfaction.

2.       DEMISE, TERM AND RENT

         The Lessor HEREBY DEMISES unto the Lessee ALL THOSE the Premises TOGETHER with the particular rights set forth in the FIRST SCHEDULE hereto so far as the Lessor has power to grant the same BUT EXCEPT AND RESERVED AND SUBJECT to the particular rights and matters set forth in the SECOND SCHEDULE hereto

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

         AND SUBJECT ALSO to such other rights easements quasieasements and privileges as are enjoyed by any adjoining or neighbouring premises in any manner affecting the Premises TO HOLD the Premises unto the Lessee (together with but except and reserved and subject as aforesaid) for the Term (subject to earlier determination as hereinafter provided) YIELDING AND PAYING therefor unto the Lessor during the Term and so in proportion for any less time than a year without any deductions therefrom whatsoever (except only such (if any) as may from time to time be required by or under any Act of Parliament) the following rents namely:-

         2.1.     RENT

                  The yearly rent of Forty seven thousand two hundred and fifty pounds (L47,250) and such rent or such higher yearly rent as may become payable pursuant to review under CLAUSE 6 hereof by equal quarterly payments in advance on the four usual quarter days in each year of, which the first payment (being the due proportion for the period from the 1st day of November 2002 and ending on the usual quarter day hereafter) shall be paid on or before the date hereof and

         2.2.     INSURANCE RENT

                  Throughout the Term sums equal to a just proportion fairly attributable to the Premises of the total amounts which the Superior Landlord shall from time to time expend by way o f premium (including the whole of any increase in the premium from time to time as a result of or arising out of the manner or the purposes in or for which the P remises are kept used and occupied) in effecting and maintaining the several insurances referred to in CLAUSE 4.1 hereof each such sum to be paid on the usual quarter day immediately following demand and in the event of any dispute as to any such sum the same shall be determined by the Superior Landlord's surveyor (acting as an independent expert and not as an arbitrator) whose determination shall be final and binding on the parties

         2.3.     SERVICE RENT

                  Throughout the Term the sums equal to a just proportion fairly attributable to the Premises of the costs and expenses from time to time incurred or to be incurred by the Superior Lessor in providing the items and thugs specified in PART I of the THIRD SCHEDULE of the Superior Lease

         2.4.     SERVICE CHARGE

                  Throughout the Term the Service Charge defined in PART II of the THIRD SCHEDULE of the Superior Lease at the times and in manner therein specified

         2.5.     ADDITIONAL RENTS

                  Throughout the Term the Additional Rents from and including the date of this Lease or, if earlier, the date on which the Lessee first took occupation of the Premises, to be paid on demand

3.       LESSEE'S COVENANTS

         The Lessee to the intent that the obligations hereby created shall continue throughout the whole of the Term HEREBY COVENANTS with the Lessor as follows:-

         3.1.     PAYMENT OF RENT

                  To pay the Rent and Insurance Rent the Service Rent, the Service Charge and the Additional Rents at the times and in the manner aforesaid

         3.2.     OUTGOINGS

                  To pay and keep the Lessor fully indemnified from and against all liability for all general and other rates of whatever nature or kind and all taxes charges duties levies assessments impositions and outgoings whatever (whether parliamentary parochial local or of any other description) which are now or may become rated taxed charged levied assessed or imposed upon the Premises or the owner landlord tenant or occupier thereof and whether or not required to be paid by the Lessee himself

         3.3.     REPAIR

                  (Damage by the Insured Risks always excepted unless the policy or policies of insurance effected by the Lessor or Superior Landlord against them shall be rendered void or payment of the insurance moneys thereunder be refused in whole or in part by reason of or arising out of any act omission neglect or default by the Lessee or other person under the control of the Lessee and to keep the Premises and Conducting Media forming part of and serving the Premises ill good and substantial repair and well and substantially amended renewed maintained supported and upheld and in good decorative and clean condition with the glass therein (both inside and outside) together with any external or projecting signs cleaned at least once a month and with any lifts central heating air conditioning ventilation and hot water boilers apparatus and installations and sanitary and water apparatus for the time being of and exclusively serving the Premises in good and substantial repair and clean condition and at all times in good and safe working condition and (without prejudice to the generality of the foregoing obligations of the Lessee):-

                  3.3.1 In a good and workmanlike manner and to the reasonable satisfaction of the Lessor

                           3.3.1.1 in the year 2006 to paint with at least two coats of good quality paint in colors of the Lessee's own choice and

                           3.3.1.2 in the last three months of the Term (however and whenever it may terminate) to paint with at least two coats of good quality paint in colors first approved by the Lessor all interior parts of the Premises together with the exterior of the window frames door frames and doors which have previously been or ought to be painted and grain varnish paper or otherwise suitably decorate or treat with good quality materials as circumstances may require all parts of the interior of the Premises which have previously been or ought to be so dealt with

                  3.3.2 To enter into contracts for the periodic and regular inspection servicing and maintenance of any such lights central heating air conditioning ventilation and hot water boilers apparatus and installations and sanitary, and water apparatus by Contractors first approved in writing by the Lessor (such approval not to be unreasonably withheld) and thereafter keep the same on foot and observe and perform the Lessee's obligations thereunder and produce to the Lessor on demand from time to time such contracts and evidence that any payments due from the Lessee thereunder are fully paid up to date

         3.4.     STATUTORY COMPLIANCE

                  To observe and perform to the extent that the Lessee is entitled so to do all requirements of any Act of Parliament local act or bye-law and notices issued thereunder or by any public local or other competent authority (whether or not required of the Lessee himself) in any way affecting the Premises or any thing in or any activity carried on by persons resorting to or working , or employed at the Premises or the use and occupation thereof within the time limited by law or the notice requiring the same (or if time is not so limited then within a reasonable time) to the reasonable satisfaction of the Lessor and to indemnify and keep the Lessor fully indemnified against all such requirements and all actions proceedings costs claims demands expenses and liability whatever arising out of or in connection with non-observance or non-performance thereof

         3.5.     COMMON PARTS EXPENDITURE

                  On receipt of a written demand from or on behalf of the Lessor forthwith to pay a just proportion fairly attributable to the Premises of all expenses of making maintaining upholding repairing rebuilding renewing scouring and cleansing any party walls fences gates and railings and any roads paths ways yards external means of escape in case of fire or other emergency and Conducting Media which are available for enjoyment and use by the occupiers of the Premises jointly with. the occupiers of any adjoining or neighbouring premises such proportion if in dispute to be determined by the Superior Landlord's Surveyor (acting as independent expert and not as an arbitrator) whose determination shall be final and binding upon the parties

         3.6.     YIELDING UP

                  3.6.1 Quietly to surrender and yield up the Premises to the Lessor or as the Lessor may direct at the end or sooner determination of the Term in a state and condition in all respects in accordance with the Lessee's covenants herein contained

                  3.6.2 Before the expiration or sooner determination of this Lease to remove from the Premises all goods refuse litter and other things not the property of the Lessor or Superior Landlord and to leave the Premises in a clean and tidy condition it being agreed that the Lessor or Superior Landlord may sell or otherwise dispose of any such thing not removed by the Lessee without giving notice thereof to the Lessee and may retain the proceeds of any such sale in reimbursement of his time trouble and expense in connection therewith and that the Lessee will further reimburse the Lessor for all the expenses so incurred in rendering the Premises clean and tidy so far as they are not covered by the proceeds of any such sale

         3.7.     RE-ENTRY

                  3.7.1 To permit the Superior Landlord, the Lessor and others authorized by the Lessor after at least three working days' prior notice (except ill an emergency when no notice need be given) to enter upon the Premises to view and inspect the Premises and ascertain how the same are being used and occupied and the state and condition thereof and to take schedules o f all landlord's fixtures and fittings and to estimate the current value of the Premises for insurance mortgage or other purposes

                  3.7.2 Whenever on any such inspection anything is found which constitutes a breach non-performance or non-observance of the Lessee's covenants herein contained and of which the Lessor gives notice to the Lessee to commence to remedy and make good the same within one month of the date of such notice (or sooner if necessary) and thereafter proceed diligently with the requisite Works but if the Lessee shall fail so to do to permit the Lessor if it so desires (the Lessor being under no obligation so to do) without prejudice to the Lessor's right of re-entry hereinafter contained or any other right or remedy of the Lessor to enter upon the Premises With contractors workmen and others and all necessary equipment tools and materials and to execute or complete such works and to pay to the Lessor on written demand either during or on completion of such works as the Lessor may require the costs and expenses thereby incurred by the Lessor together with all Solicitors' Surveyors' and other professional fees and expenses incurred by the lessor in relation to such works

         3.8.     LANDLORD'S RIGHT TO CARRY OUT WORKS

                  To permit the Superior Landlord, the Lessor and others authorized by the Lessor and the tenants owners or occupiers from time to time of any adjoining or neighbouring premises and their respective agents and contractors to enter upon the Premises with workmen and others and all necessary equipment tools and materials after at least seven days' prior notice (except in an emergency when no prior notice need be given) in order to carry out repairs alterations additions decorations or any other works to or of any adjoining or neighbouring premises which cannot reasonably be carried out without entry on to the Premises PROVIDED ALWAYS that the persons so entering shall cause thereby as little inconvenience as possible to the Lessee or other the occupiers of the Premises and shall with the minimum of delay make good all damage thereby caused to the Premises

         3.9.     COSTS

                  To pay all proper costs charges and expenses (including Solicitors' costs and Architects' and Surveyors' fees) payable by the Lessor for the purposes of and incidental to the preparation service and enforcement (whether by proceedings or otherwise) of:-

                  3.9.1 Any notice under Sections 146 or 147 of the Law of Property Act 1925 requiring the Lessee to remedy a breach of any of the Lessee's obligations hereunder notwithstanding forfeiture for any such breach shall be avoided otherwise than by relief granted by the Court

                  3.9.2 Any notice to repair and/or schedule of dilapidations accrued at or prior to the end or sooner determination of the Term whether or not served during the Term

         3.10.    USER

                  3.10.1 The Premises shall be kept used and occupied only as high class business commercial or professional offices (but not as diplomatic offices or as a betting office or bookmaker's office) and not in any other manner or for any other purpose or for any immoral or unlawful purpose or for any sale or auction PROVIDED ALWAYS and it is hereby agreed and acknowledged by the Lessee that notwithstanding the foregoing provisions as to user the Lessor does not thereby make or give and has not at any time made or given to the Lessee or to any person on behalf of the Lessee any representation or warranty that such use or any other use of the Presses is or may become or remain the permitted use thereof under the planning Acts and that notwithstanding such use may not now or at any time hereafter be such permitted use as aforesaid the Lessee shall not be entitled to any relief or compensation whatsoever in respect thereof from the Lessor

                  3.10.2 Neither the Lessee nor any person under the control of the Lessee shall overload any floor of the Premises or pass or leave anything of a harmful nature through or in the basins or water-closets of or any Conducting Media in or serving the Premises (whether exclusively or jointly with other premises) or the Common Parts or do anything at the Premises or the Common parts which shall be or may become a nuisance (whether indictable or not) or which shall cause any damage or disturbance to the Lessor o r Superior Landlord or the owners tenants or occupiers from time to time of any adjoining or neighbouring premises

         3.11.    ALTERATIONS

                  3.11.1 There shall be no reconstruction or rebuilding or carrying out of any structural alterations additions or other works (whether external or internal) of or to the Premises nor any cutting maiming or injuring of the foundations roofs main walls joists beams timbers ceilings and floors of or to the Premises nor any erecting of any new buildings or erections thereon

                  3.11.2 Any non-structural internal alteration addition or other works of or to the Premises shall be carried out only after there has first been obtained the written consent thereto of the Lessor and Superior Landlord and all necessary approvals consents licenses permits or permissions of any competent authority body or person therefor and then only strictly in accordance with the terms and conditions thereof and such drawings and specifications of the relevant alteration addition or other works as the Lessor and Superior Landlord shall require and previously have approved in writing PROVIDED THAT the Lessee shall be entitled t o carry out the erection and removal of internal non-structural demountable partitioning without the aforesaid consents but provided further that the Lessee shall forthwith make good any damage caused to the Premises or the fixtures and fittings therein in such erection or removal and shall if required by the Lessor remove the partitioning at the end of the Term

                  3.11.3 To permit the Superior Landlord, the Lessor and others authorized by the Lessor after at least three working days prior notice to enter upon the Premises at reasonable hours during the daytime for the purpose of seeing that all alterations additions or other works thereto are being or have been carried out in all respects in conformity with this clause
                           3.11 and immediately upon being required to do so to remove any alteration addition or other works of or to the Premises which do not so conform or in respect of which any such approvals consents licenses permits or permissions of the competent authority body or person has been withdrawn or has lapsed and thereupon make good all damage thereby caused to the premises and restore and reinstate all parts of the Premises affected thereby to the reasonable satisfaction of the Lessor

         3.12.    SIGNAGE

                  No fascia sign name plate bill notice placard advertisement or similar device shall be affixed to or displayed in or on any part of the Premises so as to be visible from the exterior thereof save such as indicate the name of any occupier for the time being and his business and as have (with the positioning thereof) been previously approved by the Superior Landlord and Lessor in writing and when requested in writing by the Lessor immediately to remove at the Lessee's own expense any sign notice announcement or advertisement which is on or is visible from the outside of the Premises and was displayed without the consent of the Landlord and make good any resultant damage

         3.13.    TELEVISION AND OTHER WORKS

                  No television or wireless or other form of mast or aerial nor any flagpole shall be affixed to any part of the exterior of the Premises

         3.14.    PLANNING

                  3.14.1 Without prejudice to the generality of clause 3.4 hereof fully to observe and perform all the requirements of the Planning Acts in respect of the Premises or the use thereof and all the requirements of ally approval consent license permit or permission granted thereunder which remain lawfully enforceable and affect the Premises and to indemnify and keep the Lessor fully indemnified from and against all actions proceedings costs claims demands expenses and liability whatsoever arising out of or in connection with any non-observance or non-performance thereof

                  3.14.2 No application shall be made for any approval consent license permit permission certificate or determination under the Planning Acts in respects of the Premises without the prior written consent of the Superior Landlord and the Lessor

                  3.14.3 Unless the lessor shall otherwise direct in writing to carry out to the reasonable satisfaction of the Lessor during the Term (however and whenever it may terminate) all works to the Premises which as a condition of any such approval consent license permit or permission obtained by or on behalf of the Lessee are required to be carried out at the Premises by a date after the end of the Term (however and wherever it may terminate)

         3.15.    PROVISION OF NOTICES TO LESSOR

                  To give the Lessor a copy of every notice of whatsoever nature affecting or likely to affect the Premises made given or issued by or on behalf of the local planning authority or any other authority body or person having lawful jurisdiction within seven days of its receipt by the Lessee and to produce the original thereof to the Lessor on written request and to take all reasonable and necessary steps to comply with every such notice and if so required in writing by or on behalf of the Lessor to make or join with the Lessor and any other persons for the time being interested in the Premises or any adjoining or neighbouring premises affected thereby in making such objections or representations against or in respect of any such notice as aforesaid as the Lessor may reasonably require

         3.16.    DANGEROUS SUBSTANCES

                  3.16.1 Nothing of a noxious dangerous explosive or inflammable nature shall be stored placed or kept or remain on the Premises nor shall any other thing be done in or about the Premises which does or may invalidate or render void or voidable or cause any increased premium to be payable for any policy of insurance maintained by the Lessor in respect of the Premises or any adjoining or neighbouring premises

                  3.16.2 If the Premises or any other premises shall be destroyed or damaged as a result of breach of clause
                           3.16.1 hereof or as a result of any act omission neglect or default by or on the part of the Lessee or any person under the control of the Lessee whereby any policy of insurance maintained by the Lessor is rendered void or payment of the insurance money thereunder is refused in whole or in part to pay to the Lessor on written demand or otherwise make good to the Lessor all loss damage and expense thereby incurred and to indemnify the Lessor against all actions proceedings costs claims demands and liability whatsoever resulting therefrom or arising thereout including the cost of rebuilding reinstating replacing and making good

                  3.16.3 To repay to the Lessor upon written demand as part of the Insurance Rent an amount equal to any such increased premium as may become so payable

         3.17.    RE-LETTING

                  To permit the Lessor during the period of six months immediately preceding the end or sooner determination of the Term (and at any time during the Term in the event of any proposed disposal by the Lessor of its interest in the Premises) to affix and retain on any part of the Premises (but not so as thereby materially to interfere with any trade or business carried on thereat or with reasonable access of light and air thereto) notices and boards relating to any proposed disposal by the Lessor of its interest in the Premises or for reletting or otherwise dealing with the same and to permit all persons with written authority from the Lessor or the Lessor's agents to inspect and view the Premises at reasonable times of the day by previous appointment

         3.18.    REFUSE

                  To keep all used containers refuse scrap and other discarded matter in a suitable receptacle or in an otherwise tidy safe and inoffensive condition and to arrange for its removal at frequent intervals

         3.19.    ALIENATION

                  3.19.1 Save as hereinafter provided not to assign transfer mortgage charge sublet or in any other manner part with possession of part only or the whole of the Premises

                  3.19.2 The Lessee shall not assign or transfer or in any other manner part with possession of the whole of the Premises PROVIDED THAT:-

                           3.19.2.1 In the case of such a proposed assignment or
                                    transfer if before or at the same time as any such assignment or transfer shall be effected the proposed assignee or transferee thereof shall enter into direct covenants with the Lessor in such form as the Lessor shall require to pay the Rent and Insurance Rent and Service Rent and Service Charge and Additional Rents and to observe and perform all the covenants and agreements on the part of the Lessee and the stipulations and conditions herein contained during the unexpired residue of the Term and (if the assignee or transferee shall be a private limited company or a company limited by guarantee and the Lessor shall so require) at least one director or other person acceptable to the Lessor as guarantor shall guarantee such direct covenants as well after as before any disclaimer and also covenant to take up a new Lease of the premises for d1e residue of the Term at the Rent and Insurance Rent and Service Rent and Service Charge and Additional Rent and otherwise (mutatis mutandis) in the same form as these presents if the Lessor shall so require within 3 months of receipt by the Lessor of notice of disclaimer of this Lease by a trustee in bankruptcy or liquidator

                           3.19.2.2 if the Superior Landlord requires it:

                  (i) the Lessee gives an authorized guarantee agreement to the Superior Landlord under section 16 Landlord and Tenant (Covenants) Act 1995 on such terms as the Superior Landlord may reasonably require to guarantee the obligations of the assignee of this Lease; and

                  (ii) any guarantor of the Lessee gives the Superior Landlord an independent guarantee of the Lessee's authorized guarantee agreement given pursuant to clause 3.19.2.2(i);

                           3.19.2.3 the assignee gives a direct covenant to the
                                    Superior Landlord to comply with the terms of this Lease for so long as the assignee remains liable to do so under the Landlord and Tenant (Covenants) Act 1995; and

                           3.19.2.4 any guarantor of the assignee gives the
                                    Superior Landlord a guarantee of the
                                    assignee's obligations under this Lease in such form as the Superior Landlord may require.

                           THEN subject to the prior written consent (which consent shall not be unreasonably withheld) of the Superior Lessors and the Lessor to such assignment or transfer or subletting of the whole of the Premises the Lessee may effect the same

                  3.19.3 Within 21 days of every assignment or transfer ( whether by deed will or otherwise) and every mortgage or charge and every subtenancy of the Premises and upon every other disposition or transmission or devolution of the Premises (including all Orders of Court Probates and Letters of administration) notice thereof shall be given to the Lessor's Solicitors stating the date and short particulars thereof and the names and addresses of every party thereto and at the same time a certified copy of the deed document or instrument creating or evidencing the same shall be produced (showing the said document to have been properly stamped if required to be stamped) to the Lessor's Solicitors for registration (with a her copy thereof for retention by the Lessor) together with the Lessor's and the Superior Lessors' Solicitors' reasonable fee for such registration]

         3.20.    PLATE GLASS

                  To insure and keep insured the plate glass windows of the Premises against all usual risks in the full replacement value thereof in an insurance office of repute and to pay all premiums necessary for the above purpose within seven days aver the same shall become due and payable AND to produce to the Lessor or its agents on demand the policy or policies of such insurance and the receipt for each such payment and to cause all moneys received by virtue of such insurance to be forthwith laid out in reinstating the said windows and to make up airy deficiency out of its own moneys PROVIDED ALWAYS that if the Lessee shall at any time fail to keep such insurance on foot the Lessor may do all things necessary to effect and maintain such insurance and any moneys expended by the lessor for that purpose shall be recoverable from the Lessee on demand PROVIDED FURTHER that the foregoing requirements shall be in addition to and without prejudice to the repairing obligations on the part of the Lessee hereinbefore contained

         3.21.    EASEMENTS AND ENCROACHMENTS

                  3.21.1 Neither the Lessee shall effect authorize or permit any encroachment upon or acquisition of any right easement quasi-right quasi-easement or privilege adversely affecting the Premises or any closing or obstruction of the access of light or air to any windows or openings of the Premises nor shall the Lessee give any acknowledgment to any third party that the enjoyment of access of light or air thereto is by the consent of such third party or give any consideration to any third party or enter into any agreement with any third party for the purpose of inducing or binding such third party to abstain from obstructing the access of light or air thereto

                  3.21.2 If any such encroachment or acquisition or closing or obstruction shall be threatened or attempted to give notice thereof to the Lessor as soon as the same comes to the knowledge of the Lessee and upon request by the Lessor to take immediate steps (in conjunction with the Lessor and other interested persons if the Lessor shall so require) and to adopt all such lawful means and do all such lawful things as the Lessor may reasonably deem appropriate for preventing any such encroachment or acquisition

         3.22.    COST OF CONSENTS

                  To pay all costs and expenses (including Surveyors' fees and Solicitors' charges and all stamp duties and other disbursements) incurred or payable by the Lessor in respect of every application to the Superior Lessor and Lessor for any consent or approval hereunder whether or not such consent or approval is grated or refused or the application for same is withdrawn

         3.23.    SUPERIOR LEASE

                  The Lessee is to comply with the Superior Tenant's Covenants so far as they are applicable to the letting of the Premises and are not the responsibility of the Lessor under this Lease

4.       LESSOR'S COVENANTS

         The Lessor HEREBY COVENANTS with the Lessee as follows:-

         4.1.     PAY RENTS

                  pay the rents reserved by the Superior Lease; and

         4.2.     SUPERIOR LEASE

                  at the request and cost of the Lessee on a full indemnity basis, including reasonable security for costs paid in advance, use all reasonable endeavors to procure that the Superior Landlord complies with the Superior Landlord's Covenants.

         4.3.     LESSOR'S INSURANCE

                  The Lessor may insure in an insurance office of good repute and through such agency as the Lessor may from time to time determine or through underwriters at Lloyd's:

                  4.3.1 three years' loss of yearly rents receivable in respect of the Premises to the extent that they exceed the Head Rent, taking into account the Lessor's reasonable estimate of any increase in the yearly rents on any rent review; and

                  4.3.2 its public liability and employer's liability in respect of the premises.

         4.4.     INSURANCE RENT

                  The Lessee is to pay to the Lessor on demand as additional rent a fair and proper proportion, to be determined by the Lessor acting reasonably, of the costs incurred by the Lessor if it puts in place any policy or policies of insurance under clause 4.3.

         4.5.     SUPERIOR LANDLORD'S ISSUANCE

                  If the Superior Landlord does not insure the Premises in accordance with the terms of the Superior Lease or the Lessor wishes to insure additional risks not insured by the Superior Landlord under the Superior Lease:

                  4.5.1 the Lessor may, but without being under an obligation to do so, insure the Premises on the terms set out in the Superior Lease as if it were the Superior Landlord and insure such additional risks not insured under the Superior Lease as the Lessor may reasonably require in each case subject to such exceptions and excesses imposed by the insurers; and

                  4.5.2    if the Lessor does so:

                           4.5.2.1 the Lessor will seek to ensure that any policy exclusions and excesses fall within normal commercial practice in the United Kingdom insurance market for properties similar to the Building and in the same area as the Building; and

                           4.5.2.2 the Lessee is to pay to the Lessor as additional rent on demand a fair and proper proportion, to be determined by the Lessor acting reasonably, of the amount expended by the Lessor in insuring the Premises together with any other sums expended by the Lessor which would have been payable as insurance rent under the Superior Lease if the Superior Landlord had complied with its insurance obligations.

5.       PROVISOS

         PROVIDED ALWAYS AND IT IS HEREBY EXPRESSLY AGREED as follows:

         5.1.     INTEREST

                  Whenever the Rent or Insurance Rent or Service Rent or Service Charge or Additional Rents (whether formally or legally demanded or not) or any other monies which may become payable hereunder by the Lessee to the Lessor or any part thereof shall remain unpaid for 14 days after becoming due and payable then the amount thereof or the balance for the time being unpaid shall (without prejudice to the Lessor's right of re-entry hereinafter contained or any other right or remedy of the Lessor) as from the date for payment thereof or such subsequent date on which it is quantified and until the same is duly paid bear and carry interest thereon (as well after as before any judgment) at the rate of Four per centum per annum above the base rate for the time being of National Westminster Bank plc or such other joint stock bank as the Lessor may from time to time notify the Lessee in writing AND the Lessee accordingly HEREBY COVENANTS with the Lessor that in every such case the Lessee will pay such interest thereon to the Lessor in addition to the Rent Insurance Rent Service Rent Service Charge and Additional Rents and other monies as aforesaid (as well after as before any judgment) at the aforesaid rate

         5.2.     FORFEITURE

                  If the Rent the Insurance Rent the Service Rent the Service Charge or Additional Rents (whether formally or legally demanded or not) or any other conies which may become payable hereunder by the Lessee to the Lessor or any part thereof shall at any time or times remain unpaid for twenty-one days after becoming due and payable or if any of the covenants on the part of the Lessee or any of the agreements stipulations and conditions herein contained and on the Lessee's part to be performed and observed shall not be performed and observed as required hereunder or if the Lessee shall make any composition or arrangement with or assignment for the benefit of the Lessee's creditors or shall suffer any distress or process of execution to be levied on the Lessee's goods or chattels or if the Lessee (being a company) shall go into liquidation or be wound up whether voluntarily or compulsorily (save for purposes of amalgamation or reconstruction without insolvency) or shall have a Receiver appointed or if the Lessee (being an individual) shall be adjudicated bankrupt or commit any act of bankruptcy or if the Lessee by act or omission puts the Superior Lease at risk of being forfeited by the superior Landlord then and in every such case it shall be lawful for the Lessor at any time thereafter to re-enter upon the Premises or any part thereof in the name of the whole and thereupon this demise and the Term and everything herein contained shall immediately cease and determine but without prejudice to any right of action or remedy of the Lessor in respect of the Rent the Insurance Rent the Service went the Service Charge or other monies due or any antecedent breach or non-performance or non-observance of any of the covenants or agreements on the part of the Lessee or the stipulations and conditions herein contained

         5.3.     RENT CESSER

                  If the Building or any material part thereof shall at any time or times be destroyed or damaged by any of the Insured Risks so as to render the Premises it for occupation or use then and in ever such case unless as provided in clause 4.1.1 hereof) the Rent or a fair and just proportion thereof according to the nature and extent of the damage sustained (as agreed between the Lessor and the Lessee in sting within one month of such destruction or damage) shall for a period of two years four the date of such damage or destruction or (if earlier) until the Premises have been rebuilt or reinstated and made fit for occupation and use be suspended and cease to be payable and failing such agreement or in case any dispute shall arise as to the amount of such suspension and/or such period the same shall be referred for determination to an independent Surveyor who shall:-

                  5.3.1 Be a person who has for at least five years prior to his appointment been a fellow of the Royal Institution of Chartered Surveyors and in general practice in and experienced in the assessment of rent for office and shop premises in the general region of Bath and Bristol

                  5.3.2 Be appointed jointly by the Lessor and the Lessee or (if either of them shall neglect for seven days after being requested by the other of them to concur in an appointment) by the President or Vice President for the time being of such Institution on the application of whichever of the Lessor and the Lessee shall first so apply

                  5.3.3    Act as an expert and not as an arbitrator

                  5.3.4 On his appointment serve written notice thereof on the Lessor and the Lessee

                  5.3.5 Consider any written representations by or on behalf of the Lessor or the Lessee which are received by him within 21 days of such service but otherwise have an unfettered discretion to determine the reference to him

                  5.3.6 Serve notice of such determination on the Lessor and the Lessee as soon as he has made it

                  5.3.7 Be paid his proper fee and expenses in connection with such determination by the Lessor and the Lessee in equal shares or such shares as he may determine

                  And any such determination shall be final and binding on the Lessor and the Lessee and the Surety Provided that if and whenever any person so appointed shall die be adjudged bankrupt or become of unsound mind or if both the Lessor and the Lessee shall serve upon such person written notice that in their opinion he has unreasonably delayed making such determination such person shall ipso facto be discharged and be. entitled only t o his reasonable expenses prior to such discharge and another such independent Surveyor shall be appointed to act in his place as aforesaid

         5.4.     COURT ORDER

                  Sections 24 to 28 of the Landlord and Tenant Act 1954 do not apply to this Lease. This Agreement has been authorized by the Court Order.

6.       RENT REVIEW

         IT IS ALSO HEREBY EXPRESSLY AGREED AND DECLARED between the parties hereto as follows:-

         6.1.     IN THIS CLAUSE:-

                  "The Review Date" means each of the rent review dates defined in the Superior Lease which fall after the date of this Lease

         6.2. THE RENT PAYABLE HEREUNDER AS FROM A REVIEW DATE (HEREINAFTER CALLED "THE REVIEWED RENT") SHALL BE INCREASED TO THE GREATER OF

                  6.2.1 the Rent payable under this Lease immediately before the relevant Review Date; or

                  6.2.2 a sum equal to 36% of the Head Rent once determined or agreed

         6.3. IF THE REVIEWED RENT SHALL NOT BE ASCERTAINED BY THE REVIEW DATE THIN UNTIL IT HAS BEEN ASCERTAINED THE LESSEE SHALL CONTINUE TO PAY THE CURRENT RENT UNTIL THE QUARTER DAY AFTER IT HAS BEEN ASCERTAINED ON WHICH QUARTER DAY THE LESSEE SHALL PAY THE LESSOR AN ADDITIONAL SUM EQUAL TO THE EXCESS (IF ANY) OF THE REVIEWED RENT OVER THE CURRENT RENT FOR THE PERIOD FROM THE REVIEW DATE TO SUCH QUARTER DAY

         6.4. A MEMORANDUM OF THE MARKET RACK RENT SHALL BE ENDORSED ON S LEASE AND ON THE COUNTERPART HEREOF IN SUCH TERMS AS THE LESSOR SHALL REASONABLY REQUIRE

         6.5. TIME SHALL BE DEEMED TO BE OF THE ESSENCE IN RESPECT OF THE SAID RESPECTIVE PERIODS FOR SERVICE OF THE LESSOR'S NOTICE AND THE LESSEE'S NOTICE

7.       NOTICES

         These p resents shall incorporate the provisions as to notices contained in Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Acct 1962 and every notice required to be given hereunder shall be in writing

8.       VALUE ADDED TAX

         Sums payable by the Lessee hereunder which are for the time being subject to Value Added Tax shall be considered to be tax exclusive sums and the Value Added Tax at the appropriate rate f or the time being shall be payable by the Lessee in addition thereto

IN WITNESS whereof the Lessor and the Lessee have caused their respective Common Seals to be hereunto affixed the day and year first before written

                                   SCHEDULE 1

1. The right in common with the Lessor the Superior Landlord and the offer lessees and occupiers of the building to use the Common Parts for all reasonable purposes in connection with the use and enjoyment of the Premises

2. The right of passage of gas electricity water and soil drainage and air from and to the Premises through the Conducting Media passing along through over or upon the Premises

3. The right in case of fire or other like emergency to use any part of the Common Parts so designated as a means of escape

4. The right of support and protection for such parts of the Premises as require the same from any other part of the building capable of providing such support and protection

                                   SCHEDULE 2

Unto the Lessor and all persons claiming throughout under the Lessor and unto all others enjoying similar rights or to whom similar rights may be granted there are expressly EXCEPTED AND RESERVED out of this demise throughout the whole of the Term:-

1. The full and free right at any time or times to demolish develop build or rebuild add to alter or otherwise deal with and use any adjoining or neighboring premises in such manner to such extent and to such height and for such poses as may be desired notwithstanding in all or any of such cases any inconvenience which may thereby be caused to the Lessee or the other occupiers from time to time of the Premises or any interference which may thereby be occasioned to the access of light or air to the Premises but (without prejudice to the foregoing) in relation to the exercise of all or any of such rights by the Lessor or by any person claming through or under the Lessor the Lessor shall not do or permit to be done anything which shall materially interfere with reasonable access of light or air to the presses or render the Premises substantially incapable of being used for the purpose authorized by these presents

2. The full free and uninterrupted right of running and passage of air gas electricity water and soil to and from any, adjoining or neighbouring premises by and through all Conducting Media which now are or which at anytime during the Term may be in over under passing through or attached to or forming part of the Premises

3. The right after at least seven days' prior notice (except in an emergency when no prior notice need be given) to enter upon the Premises with or without contractors and others and all necessary equipment tools and materials (i) in order to connect up to any such Conducting Media or to inspect the same or to carry out any necessary repairs renewals additions alterations or other works thereto (ii) for the purpose of repairing maintaining or rebuilding any adjoining property the persons(degree) entering causing thereby the minimum of inconvenience to the Lessee or the other occupiers of the Premises and making good all damage thereby caused to the premises

4. The right at all times of the day or night (but only in case of fire or other extreme emergency) to pass from any adjoining or neighbouring premises over into and/or through the Premises and thence into the street or other place of safety by any means of emergency escape (whether now existing or hereafter to be constructed) which may jointly serve or be capable of jointly serving the Premises as well as any adjoining or neighbouring premises

5. The right to construct and affix to the Premises in such position and manner as the Lessor may reasonably require or the Fire Authority may direct such structures as may be necessary to provide appropriate means of escape in the event of fire or other extreme emergency from any adjoining or neighbouring buildings or premises over into and/or through the Premises PROVIDED THAT such right shall not be exercised until the Lessor shall have first given to the Lessee not less than fourteen days' notice of the intended exercise of such right specifying in such notice which parts of the Premises are to be affected thereby and brief particulars of the works necessary therefor and the Lessee shall have been provided with full details of any proposed requirements of the Fire Authority and given an opportunity of making representations in respect of those to which it may object

6. The right after at least three days' prior notice (except in an emergency when no prior notice need be given) to enter upon the Premises with or without contractors and others and all necessary equipment tools and materials in order:-

         6.1 to connect up to any such Conducting Media as are mentioned in paragraph 2 of this Schedule and

         6.2 to carry out such works to or on the Premises as are mentioned in paragraph 4 of this Schedule and as shall be reasonably necessary to enable the Lessor and the owners tenants and occupiers of adjoining or neighbouring premises to exercise the right referred to in paragraph 3 of this Schedule and

         6.3 to inspect such Conducting Media and such works as aforesaid or to carry out any necessary repairs renewals additions alterations or other works thereto the party or parties so entering for any such purposes causing thereby the minimum of inconvenience to the Lessee or other the occupiers of the Premises and making good with the minimum of delay all damage thereby caused to the Premises

7. All mineral waters or springs of mineral water (if any) at the date of this Lease arising or flowing or which may during the Term arise or flow in through or under the Premises with power for the Superior Lessor the Lessor their agents contractors or workmen to enter upon any part of the Premises to preserve protect and secure the use and enjoyment of any such waters or springs and to make on or under any part of the Premises any tanks conduits pipes or other works for the purposes of securing and conveying away any such waters provided that the person so entering for this purpose shall make good any damage resulting from the exercise of this right and also pay compensation to the Lessee for any loss actually caused to it by any such damage.


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
8. The right to support and protection by the Premises for such other parts of the building or any extension thereof as require such support and protection


GIVEN UNDER THE COMMON                      )
SEAL of BAE SYSTEMS MARINE                  )
LIMITED                                     )


/S/ SIGNATURE ILLEGIBLE                     Director

/S/ SIGNATURE ILLEGIBLE                     Director/Secretary

SIGNED AS A DEED by                         )
BAM ENTERTAINMENT LIMITED                   )
Acting by a director and a director/its
Secretary


/S/ SIGNATURE ILLEGIBLE                     Director

/S/ SIGNATURE ILLEGIBLE                     Director/Secretary


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